First Quarter 2021

Earnings Conference Call
April 27, 2021

Camden NATIONAL CORPORATION

Forward Looking Statements

This presentation contains certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including certain plans, exceptions, goals, projections, and statements, which are subject to numerous risks, assumptions, and uncertainties. Forward-looking statements can be identified by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "plan," "target," or "goal" or future or conditional verbs such as "will," "may," "might," "should," "could" and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Camden National Corporation (the "Company"). These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

The following factors, among others, could cause the Company's financial performance to differ materially from the Company's goals, plans, objectives, intentions, expectations and other forward-looking statements: (i) weakness in the United States economy in general and the regional and local economies within the New England region and Maine, which could result in a deterioration of credit quality, an increase in the allowance for credit losses or a reduced demand for the Company's credit or fee-based products and services; (ii) changes in trade, monetary, and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (iii) inflation, interest rate, market, and monetary fluctuations; (iv) competitive pressures, including continued industry consolidation and the increased financial services provided by non-banks; (v) volatility in the securities markets that could adversely affect the value or credit quality of the Company's assets, impairment of goodwill, or the availability and terms of funding necessary to meet the Company's liquidity needs, and that could lead to impairment in the value of securities in the Company's investment portfolio; (vi) changes in information technology and other operational risks, including cybersecurity, that require increased capital spending; changes in consumer spending and savings habits; (vii) changes in tax, banking, securities and insurance laws and regulations; and (viii) changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board, and other accounting standard setters.

In addition, statements about the potential effects of the COVID-19 pandemic on the Company's businesses and results of operations and financial conditions may constitute forward-looking statements. Such statements may include, but are not limited to, statements concerning: (i) the continued effectiveness of our Pandemic Work Group; (ii) the continuing ability of our employees to work remotely; (iii) our continuing ability to staff our branches and keep our branches open; (iv) the continuing strength of our capital and liquidity positions; (v) our continued ability to access sources of contingent liquidity; (vi) the continuing strength of our asset quality within our loan portfolio; and (vii) the potential effectiveness of relief measures and programs for customers affected by COVID-19.

These statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties and the Company.

You should carefully review all of these factors, and be aware that there may be other factors that could cause the Company's actual results to differ materially from those anticipated, including the risk factors listed in the Company's filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2020, as updated by the Company's quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission. You should carefully review the risk factors described therein and should not place undue reliance on our forward-looking statements.

These forward-looking statements were based on information, plans and estimates at the date of this presentation, and we undertake no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except to the extent required by applicable law or regulation.

Non-GAAP Financial Measures

This presentation includes certain non-GAAP financial measures. Management uses these non-GAAP financial measures for purposes of measuring our performance against our peer group and other financial institutions and analyzing our internal performance. These non-GAAP financial measures also help investors better understand the Company's operating performance and trends and allow for better performance comparisons to other financial institutions. These measures are not a substitute for GAAP operating results and may not be comparable to non-GAAP measures used by other financial institutions. Schedules that reconcile the non-GAAP financial measures to GAAP financial information are included in our Annual Report on Form 10-K and earnings releases filed with the SEC.

First Quarter 2021 Highlights

- Record quarterly net income, up 8% over last quarter
- Released provision of $2.0 million
- Loan deferrals declined to 0.1% of loans, down from 0.8% last quarter
- Asset quality remains strong
- Maintained a strong capital and liquidity position

Net Income
$19.7 million

Diluted Earnings Per Share
$1.31

Return on Assets
1.62%

Efficiency Ratio (non-GAAP)
50.96%

Total Risk-Based Capital Ratio
16.00%

Camden NATIONAL CORPORATION

Income Statement

$ thousands	1Q21	Increase/(Decrease) 4Q20	Increase/(Decrease) 1Q20	Highlights
Net interest income	**$32,364**	($3,097)	$538	• SBA PPP loans added $1.9mm to 1Q21 interest income, $1.8mm lower than 4Q20
Non-interest income	**$15,215**	$884	$3,812	• Year-over-year increase driven by strong mortgage banking income
Total revenue	**$47,579**	($2,213)	$4,350	• (4%) linked quarter decline; 10% year-over-year growth
Non-interest expense	**$24,899**	($1,793)	$338	• Linked quarter decline driven by higher 4Q20 incentive accruals based on annual performance
Pre-tax, pre-provision earnings[1]	**$22,680**	($420)	$4,012	• (2%) linked quarter decline; 21% year-over-year growth
Provision for credit losses	**($1,956)**	($2,214)	($3,731)	• Released provision of $2.0 million due to strong asset quality and improving market conditions
Income tax expense	**$4,896**	$332	$1,496	
Net income	**$19,740**	$1,462	$6,247	

	1Q21	4Q20	1Q20	
Diluted EPS	**$1.31**	$1.22	$0.89	
Efficiency Ratio[1]	**50.96%**	53.30%	56.45%	
Net Interest Margin (FTE)	**2.88%**	3.06%	3.08%	
Adjusted Net Interest Margin (FTE)[1]	**2.91%**	2.99%	3.09%	• Removes impact of excess liquidity and SBA PPP loans

(1) Non-GAAP measure.

Camden NATIONAL CORPORATION

Net Interest Income and Net Interest Margin



NII and NIM
($ in millions)
$31.8
3.08%
$35.5
3.06%
$32.4
2.88%
1Q20
4Q20
1Q21
NII
NIM

Estimated Changes in Net Interest Income[1]		
	Year 1	Year 2
+200 bps	2.61%	10.03%
-100 bps	-0.94%	-9.80%

(1) Assumes flat balance sheet, no changes in asset/funding mix, and a parallel and pro rata shift in rates over a 12 month period. In the down -100 bps scenarios, Prime is floored at 3.00%, Fed Funds and Treasury rates at 0.01%, and all other market rates are floored at the lesser of current rates or 0.25%. As of March 31, 2021.



Total deposit cost trend
0.70%
0.35%
0.29%
0.23%
0.19%
1Q20
2Q20
3Q20
4Q20
1Q21

Recent actions and continued focus

- Continue to manage deposit rates lower
- CD maturities:
  - 38% of all CDs maturing in the next 6 months
  - $89 million at 0.42% in next 90 days
  - $41 million at 0.43% in next 4-6 months

Camden NATIONAL CORPORATION

Loan Portfolio

Residential Real Estate

- 69% located in Maine and 25% in Massachusetts
- 62% are primary residences, 29% second homes and 9% investment property
- 98% of balances at </= 80% LTV[1] (or supplemented with private mortgage insurance)

Commercial Real Estate

- 68% of real estate located in Maine, 18% in New Hampshire, and 8% in Massachusetts
- 91% of balances at </= 80% LTV[1]
- Top 50 CRE loans average a 67% LTV[1]

Commercial

- SBA PPP loans contributed $154.9 million to average loan balances for Q1 with an average yield of 4.85%

Loan Repricing

- $1.0 billion repricing in the next 12 months (average yield 2.92%)
- Floating rate: $886.3 million, 19% with in-the-money floors, and 74% without floors
- Adjustable rate: $99.8 million, 4% with in-the-money floors, and 50% without floors

Balances of $3.2 Billion

(as of 3/31/21)



Home Equity and Consumer 8%
Commercial 11%
SBA PPP 5%
Commercial Real Estate 43%
Residential Real Estate 33%

All data is presented as of March 31, 2021.
(1) At origination date.

Commercial Diversification

CRE and Commercial Loans by Industry
(as of 3/31/21)



Other (14 Industries <3%) 20%
Restaurants 3%
Construction 4%
Manufacturing 4%
Retail Trade 7%
Health Care / Social Asst. 7%
Lodging 14%
Real Estate Investment 41%
$1.9 billion

Real Estate Investment Breakdown
(as of 3/31/21)



Other Nonresidential Buildings 8%
1-4 Family 8%
Office Buildings 26%
Industrial / Warehouse 10%
Retail Store 20%
Multi-Family / Apartments 28%
$792 million

Exposure to COVID-19 impacted industries

- $388.8 million, or 12% of total loan portfolio, is within Lodging, Sr. Living & Care Facilities, Restaurants, and Travel & Recreation
- Approximately 53% of Lodging are nationally branded franchises. 54% of Lodging located in Maine, 23% in Massachusetts, and 13% in New Hampshire

Camden NATIONAL CORPORATION

SBA PPP Loans

Total Originations

Balance Tier	Units	Total Production ($ in millions)	Total Outstanding[1] ($ in millions)
$0 - $50,000	3,166	$50.7	$29.2
$50,001 - $250,000	965	$102.9	$52.0
$250,001 - $500,000	152	$51.7	$22.3
$500,000 - $1,000,000	61	$42.9	$17.7
> $1,000,000	38	$81.7	$53.3
Total	**4,382**	**$329.9**	**$174.5**

Income Recognized

	Origination Fees ($ in millions)	Interest ($ in millions)	Total Income ($ in millions)
Full Year 2020	$6.2	$1.6	$7.8
Q1 2021	$1.5	$0.4	$1.9

- Total 2021 originations of $85.1 million
- SBA PPP loan yields of 4.85% and 7.74% during Q1 '21 and Q4 '20, respectively
- $5.1 million of origination fees were yet to be recognized at 3/31/20
- Teams are currently working with customers on the third round of PPP funding

Camden NATIONAL CORPORATION

All data is presented as of March 31, 2021.
(1) Excludes unamortized origination fees.

Loan Deferral Details

Category ($ in millions)	12/31/2020 Deferred Volume	12/31/2020 % of Category Deferred	3/31/2021 Deferred Volume	3/31/2021 % of Category Deferred
Real Estate Investment	$7.1	0.9%	$0.9	0.1%
Lodging	$6.9	2.6%	$0.0	0.0%
Other Services (expt. Public Admin)	$3.5	7.8%	$0.0	0.0%
Other Accommodation	$1.4	4.1%	$1.4	4.1%
Restaurants	$0.4	0.9%	$0.0	0.0%
Other Business	$0.5	0.1%	$0.1	0.0%
Business	**$19.8**	**1.1%**	**$2.4**	**0.1%**
Consumer	**$6.7**	**0.5%**	**$0.0**	**0.0%**
Total	**$26.5**	**0.8%**	**$2.4**	**0.1%**

- Short term deferrals for 180 days or less
- Continued to accrue and record interest income throughout deferral period
- We continue to work with our customer to address payment concerns on a case by case basis

Camden NATIONAL CORPORATION

Solid Credit Quality

NPAs / Total Assets



12/31/2009
1.07%
0.50%
0.34%
0.25%
0.22%
0.20%
2017
2018
2019
2020
1Q21

ALL / NPLs



361.65%
352.15%
225.77%
171.17%
118.92%
12/31/2009
109.31%
2017
2018
2019
2020
1Q21

NCOs / Average Loans



12/31/2009
0.37%
0.07%
0.01%
0.08%
0.02%
0.03%
2017
2018
2019
2020
1Q21

ALL / Total Loans



12/31/2009
1.33%
1.18%
1.11%
0.87%
0.82%
0.81%
2017
2018
2019
2020
1Q21

Camden NATIONAL CORPORATION

Data presented for periods prior to 2020 does not reflect the impact of CECL, as the Company has elected to delay implementation of CECL pursuant to the CARES Act.

Securities Portfolio

- Book value was $1.1 billion, up $21 million, or 2%, linked-quarter
- Average yield (FTE) of 1.87%, down 18 bps linked-quarter
- Unrealized net gain of $15.0 million on AFS compared to $37.3 million at 12/31/20
- 99.9% AFS, 0.1% HTM
- Duration 4.31 years compared to 3.95 years at 12/31/20
- 100% of municipal holdings are rated A- or better by at least one rating agency (51% carry additional credit support)

Securities Portfolio Mix
(Book Value at 3/31/21)


U.S. Agencies and Other 6%
Municipal 10%
MBS - Agency 47%
CMO - Agency 37%

($ in millions)	1Q20	2Q20	3Q20	4Q20	1Q21
Average Book Value	$927	$961	$1,029	$1,067	$1,065
Book Yield (FTE)	2.67%	2.60%	2.26%	2.05%	1.87%
Modified Duration	4.37	4.12	3.91	3.95	4.31

Camden NATIONAL CORPORATION

All data is presented as of March 31, 2021.

Strong Liquidity Position

Lines of Credit Exposure



$1,292.4
$1,201.3
$1,178.0
49%
48%
48%
51%
52%
52%
3/31/2020
12/31/2020
3/31/2021
Outstanding
Unfunded

Well Positioned to Support Liquidity Needs

Liquidity Sources *(3/31/21)*	Amount *($ in millions)*
Excess Cash	$309.6
Unpledged Investment Securities	$482.6
Unpledged Municipal Securities	$100.1
Over Collateralized Securities Pledging Position	$98.2
FHLB Borrowing Capacity	$676.6
Current Fed Discount Window Availability	$58.9
Unsecured Borrowing Lines	$69.9
Total	**$1,795.9**

Brokered Deposit Access of $725.2 million

Camden NATIONAL CORPORATION

Strong Capital Position

Tier 1 Leverage Ratio


9.07%
9.53%
9.55%
9.13%
9.61%
Required Minimum(1), 4.00%
2017
2018
2019
2020
1Q21

Total Risk Based Capital Ratio


14.14%
14.36%
14.44%
15.40%
16.00%
Required Minimum(1), 10.50%
2017
2018
2019
2020
1Q21

Common Equity Tier 1 (CET1) Ratio


11.30%
11.62%
11.80%
12.45%
13.08%
Required Minimum(1), 7.00%
2017
2018
2019
2020
1Q21

($ in millions)	Ratios at 3/31/21	Amount	Required Minimum[1]	Cushion	
				Capital Above Required Minimum	Asset Growth
Tier 1 Leverage	9.61%	$461.2	4.00%	$269.2	$6,730.6
Total Assets for Leverage Ratio		$4,799.3			
Common Equity Tier 1	13.08%	$418.2	7.00%	$194.5	$2,778.1
Total Risk Based Capital	16.00%	$511.4	10.50%	$175.8	$1,674.7
Total Risk Weighted Assets		$3,196.2			

Camden NATIONAL CORPORATION

(1) "Required Minimum" ratios represent minimum required capital ratios plus, for the risk based ratios, the fully phased-in 2.50% CET1 capital conservation buffer.